Exhibit 10.1

FIRST Amendment

to

Purchase and Sale Agreement

This First Amendment to Purchase and Sale Agreement (this “Amendment”) is made and entered into as of August 30, 2024, by and among UPLAND EXPLORATION, LLC, a Texas limited liability company (“Exploration”), Upland Operating, LLC, an Oklahoma limited liability company (“Operating” and together with Exploration, collectively, “Seller”), and SANDRIDGE EXPLORATION AND PRODUCTION, LLC, a Delaware limited liability company (the “Purchaser”). Seller and Purchaser are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, reference is made to that certain Purchase and Sale Agreement, dated as of July 29, 2024, by and among the Seller and Purchaser (as the same may be amended, amended and restated, modified or supplemented from time to time, the “Purchase and Sale Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase and Sale Agreement.

WHEREAS, the Parties desire to amend the Purchase and Sale Agreement in the manner and upon the terms and conditions of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase and Sale Agreement.

Section 2. Amendments to the Purchase and Sale Agreement. The Purchase and Sale Agreement is amended as follows on the date hereof:

(a) The following parenthetical is added to the Preamble of the Purchase and Sale Agreement immediately after “Upland Exploration, LLC, a Texas limited liability company” and immediately before “(“Exploration”)”:

“(doing business in the State of Oklahoma as Upland Exploration Oklahoma, LLC)”

(b) The following definitions are hereby added to Section 1.1 of the Purchase and Sale Agreement in the appropriate alphabetical order:

“Keahey Leases” is defined in clause (c) of the definition of “Assets.”

“Keahey Wells” is defined in clause (c) of the definition of “Assets.”

“PV-10” is defined on Schedule 7.16(d).

“Rams Well” means that certain non-producing well known as the RAMS #1H-17R well, PUN: 045-121186-0-000, located in Section 17-T20N-R25W, Ellis County, Oklahoma.

“Troubadour Matter” means, with respect to the Troubadour Well, any difference between (a) the PV-10 of Seller’s interest in the Troubadour Well as of the Effective Time determined pursuant to Section 7.16(d) and (b) the Allocated Value of the Troubadour Well set forth on Exhibit A-2, Part A.

“Troubadour Release Date” is defined in Section 7.16(d).

“Troubadour Well” means that certain Hydrocarbon well set forth on Exhibit A-2, Part A (Troubadour 5/32 2H in Roger Mills, Oklahoma).

“Troubadour Well Holdback Amount” is defined in Section 7.16(d).

(c) The following clause (r) is hereby added to the definition of Assets in Section 1.1 of the Purchase and Sale Agreement to read as follows:

“(r) the wellbore of the Rams Well, together with all Hydrocarbons produced from or allocated to the Rams Well after the Effective Time, if any, and all other rights and interests of Seller of any kind or character (whether legal or equitable, vested or contingent) that relate to, or arise from, the Rams Well, or the ownership or operation thereof (including for the avoidance of doubt, any Plugging and Abandonment obligations with respect to the Rams Well);”

(d) The following clauses in the definition of Assets in Section 1.1 of the Purchase and Sale Agreement are hereby amended and restated in their entirety to read as follows:

“(c) (i) an undivided seventy percent (70%) of Seller’s right, title and interest (A) in and to the wellbore of the Hydrocarbon well described on Exhibit A-2, Part C (the “Jana M Well”), which seventy percent (70%) interest is set forth in the row identified as “1” on Exhibit A-2, Part C and (B) in, under and derived from the Hydrocarbon leases described on Exhibit A-1, Part C (the “Jana M Leases”), together with an undivided seventy percent (70%) of all other interests of Seller of any kind or character (whether legal or equitable, vested or contingent) in the Jana M Leases that relate to the Jana M Well; (ii) subject to Section 7.19, the right to acquire, when earned, an undivided seventy percent (70%) of Seller’s right, title and interest (A) in and to the Jana M Well expected to be earned by Seller under the Farmout, which seventy percent (70%) interest is set forth in the row identified as “2” on Exhibit A-2, Part C and (B) in, under and derived from the Hydrocarbon leases expected to be earned by Seller under the Farmout with respect to the Jana M Well (such Hydrocarbon leases, the “Additional JM Leases”), together with an undivided seventy percent (70%) of all other interests of Seller of any kind or character (whether legal or equitable, vested or contingent) in the Additional JM Leases, when earned, that relate to the Jana M Well; and (iii) an undivided seventy percent (70%) of Seller’s right, title and interest (A) in and to the wellbore of all Hydrocarbon wells described on Exhibit A-2, Part D (the “Keahey Wells”) and (B) in, under and derived from the Hydrocarbon leases described on Exhibit A-1, Part E (the “Keahey Leases”), together with an undivided seventy percent (70%) of all other interests of Seller of any kind or character (whether legal or equitable, vested or contingent) in the Keahey Leases that relate to the Keahey Wells;”

“(e) all rights and interests in, under or derived from all unitization and pooling agreements, declarations and orders in effect (collectively, the “Unitizations”) with respect to (i) (A) the Leases, (B) the Wells, (C) the Other Wells and the units created thereby (other than the DSU’s), (D) the DSU Leases and (E) the DSU’s; and (ii) in accordance with clause (c), an undivided seventy percent (70%) of Seller’s right, title and interest in the Unitizations with respect to (A) the Jana M Leases, (B) the Additional JM Leases, (C) the Jana M Well, (D) the Keahey Wells and (E) the Keahey Leases (the oil and gas assets described in clause (a), clause (b), clause (c), clause (d) and clause (e) of “Assets”, collectively, the “Oil and Gas Properties”);”

“provided, however, with respect to such items in clause (f), clause (g), clause (i), clause (j), clause (k), clause (n), clause (o), clause (p) and clause (q) to be conveyed to Purchaser shall, in each case, be (x) an undivided seventy percent (70%) of Seller’s right, title and interest INSOFAR AND ONLY INSOFAR as they relate to the Jana M Leases, the Additional JM Leases, the Jana M Well, the Keahey Leases and the Keahey Well conveyed to Purchaser in accordance with clause (c) and (y) with respect to the DSU Leases and DSU’s, INSOFAR AND ONLY INSOFAR as such items relate to the interests conveyed to Purchaser in the DSU Leases and such DSU or are located within the boundaries of a DSU.”

(e) Section 7.16(a) of the Purchase and Sale Agreement is hereby amended and restated in its entirety to read as follows:

“(a) From the Closing Date until the date that is twelve (12) months after such date, one of the Seller Entities shall remain Solvent in order to support Seller’s indemnification obligations in Article 12, the special warranty of Defensible Title in the Conveyances, the Troubadour Matter (subject to Section 7.16(d)), and any post-Closing payments owing to Purchaser pursuant to Section 2.6, if any (the “Holdback Matters”); provided, however, notwithstanding anything in this Agreement to the contrary, from and after the date on which the final Adjusted Purchase Price pursuant to Section 2.6(b) is fully resolved and paid, the Holdback Matters shall not be deemed to include any post-Closing payments owing to Purchaser pursuant to Section 2.6.”

(f) Section 7.16(d) of the Purchase and Sale Agreement is hereby amended and restated in its entirety to read as follows:

“(d) Except as set forth on Schedule 7.16(d), on the first Business Day following the ninetieth (90th) day after the Closing (the “Holdback Date”), Purchaser and Seller shall jointly execute and deliver to the Escrow Agent written instructions instructing the Escrow Agent to release and deliver the Troubadour Well Holdback Amount (as defined on Schedule 7.16(d)) in accordance with the terms and on the conditions set forth on Schedule 7.16(d).

(g) Schedule 7.16(d) of the Disclosure Schedules is hereby amended and restated in its entirety as set forth on Schedule 7.16(d) attached hereto.

(h) Exhibit A-1, Part A (PDP Leases) to the Purchase and Sale Agreement is hereby replaced in its entirety with Exhibit A-1, Part A (PDP Leases) attached hereto.

(g) Exhibit A-1, Part E (Keahey Leases) attached hereto is hereby added to the Purchase and Sale Agreement as a new Exhibit A-1, Part E (Keahey Leases).

(h) Exhibit A-2, Part A (PDP Wells) to the Purchase and Sale Agreement is hereby replaced in its entirety with Exhibit A-2, Part A (PDP Wells) attached hereto.

(i) Exhibit A-2, Part B (DUC Wells) to the Purchase and Sale Agreement is hereby replaced in its entirety with Exhibit A-2, Part 2 (DUC Wells) attached hereto.

(j) Exhibit A-2, Part D (Keahey Wells) attached hereto is hereby added to the Purchase and Sale Agreement as a new Exhibit A-2, Part D (Keahey Wells).

(k) Exhibit A-3 (DSUs) to the Purchase and Sale Agreement is hereby replaced in its entirety with Exhibit A-3 (DSUs) attached hereto.

Section 3. Entire Agreement. This Amendment (together with the Purchase and Sale Agreement and the Exhibits and Schedules to the Purchase and Sale Agreement (as amended hereunder)) constitutes the entire agreement among the Parties with respect to the amendments dealt with herein. All previous documents, undertakings and agreements, whether oral, written or otherwise, among the Parties with respect to the amendments herein are hereby cancelled and superseded and shall not affect or modify any of the terms or obligations set forth in this Amendment. Upon the execution of this Amendment by the Parties, this Amendment shall be binding upon and inure to the benefit of the Parties.

Section 4. Limited Effect. This Amendment is limited in effect and, except as specifically set forth above, shall apply only as expressly set forth in this Amendment and shall not constitute a consent, waiver, modification, approval, amendment or consent of any other provision of the Purchase and Sale Agreement. Nothing herein shall limit in any way the rights and remedies of the Parties under the Purchase and Sale Agreement. The Purchase and Sale Agreement, as amended by this Amendment, shall continue in full force and effect, and the Purchase and Sale Agreement, as modified by this Amendment, is hereby ratified and confirmed by the Parties in all respects. By executing this Amendment, each Party certifies on its own behalf that this Amendment has been executed and delivered in compliance with Section 13.7 of the Purchase and Sale Agreement.

Section 5. Incorporation by Reference. Section 7.7 (Closing Efforts and Further Assurances) and Article 13 (Miscellaneous) of the Purchase and Sale Agreement are hereby incorporated by reference as if fully set forth in this Amendment mutatis mutandis.

Section 6. Counterparts and Facsimile or Electronic Mail Execution. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and any of the Parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by facsimile or by electronic mail or other electronic imaging means shall be equally as effective as delivery of an original executed counterpart of this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the date first above written.

PURCHASER:

SANDRIDGE EXPLORATION AND PRODUCTION, LLC

By:	/s/ Grayson R. Pranin
Name:	Grayson R. Pranin
Title:	President and CEO

[Signature Page to First Amendment to Purchase and Sale Agreement]

SELLER:

UPLAND EXPLORATION, LLC

By:	/s/ David R. Watts
Name:	David R. Watts
Title:	President

UPLAND OPERATING, LLC

By:	/s/ David R. Watts
Name:	David R. Watts
Title:	President

[Signature Page to First Amendment to Purchase and Sale Agreement]